Exhibit 10.14
Form 10-KSB
Ozolutions Inc.
File No. 000-31343

                       ADVISORY AGREEMENT

     THIS ADVISORY AGREEMENT (the "Agreement") is made this 5th day of June 2001 by and between Feng Shui Consulting Inc. a Utah corporation ("Advisor") and Ozolutions, Inc. a Delaware corporation with its offices located in Toronto, Ontario, Canada
(the "Company").

     WHEREAS, Advisor and Advisor's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, advising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

     WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.   Engagement

     The company hereby retains Advisor, effective as of the date hereof (the "Effective Date") and continuing until termination, as provided herein, to assist the Company in it's effecting the purchase of business and assets relative to its business and growth strategy, acquisition of other operations or business, general business and financial issues consulting, the introduction of the Company to public relations firms and consultants and others that may assist the Company in its plans and future (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor (" Advisor's Personnel"); provided, however, that the Service shall expressly exclude all legal advise, accounting services or other services which require licenses or certification which advisor may not have.

2.   Term

     This Agreement shall have an initial term of twelve (12) months (the "Primary Term"),commencing with the Effective Date. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.

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3.   Time and Effort of Advisor

     Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisor's personnel.

4.   Compensation

     The Company agrees to pay Advisor a fee for the services ("Advisory Fee") by way of the delivery by the company of Nine Hundred Fifty Thousand (950,000) restricted shares of the common stock of the Company, as an initial fee, these shares shall be delivered within seven (7) days after the execution hereof. All shares transferred are considered fully earned and non-assessable as of the date hereof.

5.   Other Services

     If the Company enters into a merger or exchanges securities with, or purchases the assets or enters into a joint venture with, or makes an investment in a company introduced by Advisor (an Asset or Business Opportunity"), the Company agrees to pay Advisor a fee equal to ten percent (10%) of the value of each Business Opportunity introduced by Advisor and acquired or otherwise participated in by the Company (collectively referred to herein, in each instance, as the "Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in restricted shares of the Company's common stock or in kind if an acquisition is made at the Company's option, if paid in cash the Transaction Fee shall be reduced to five percent (5%)

6.   Registration of Shares

     Company agrees that any shares issued to satisfy a Fee hereunder may be registered by the Company with the Securities and Exchange Commission under any subsequent applicable registration statement filed by the Company at the Company's discretion. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein.

7.   Costs and Expenses

     All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services or for the settlement of debts shall be paid by the Company, or Advisor shall be

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     reimbursed if paid by Advisor on behalf of the
     Company, within (10) days of receipt of written notice by Advisor, provided that the Company must approve in advance all such expenses in excess of $500 per month.

8.   Place of Services

     The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.   Independent Contractor

     Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decision, each Asset Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10.  Rejected Asset Opportunity or Business Opportunity

     If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Asset or Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Asset or Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Asset or Business Opportunity for its own account, or submit such Asset or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Asset or Business Opportunity, or the Company's subsequent purchase or financing with such Asset or Business Opportunity in circumvention of Advisor

11.  No Agency Express or Implied

     This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's
     Personnel and the Company.

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12.  Termination

     The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may terminate this Agreement with thirty (30) days written notice under the following conditions:

     (A)  By the Company.

         (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

         (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

        (iii) At Company's option without cause upon 30 days written notice to Advisor; or

     (B)  By Advisor

        (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

       (ii) If the Company ceases business or, other than in an Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

      (iii) If the Company subsequent to the execution hereof has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

       iv) If the Company subsequent to the execution hereof institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

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      (v) If any of the disclosures made herein or
          subsequent hereto by the Company to
          Consultant are determined to be materially false or misleading.

     In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B (i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and for the remainder of the unexpired portion of the applicable term (Primary Term or Extention Period) of the Agreement.

13.  Indemnification

     Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.  Remedies

     Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.  Miscellaneous

     (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of
     this Agreement, either party incurs obligations   which
     could compromise its efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C)  Further Actions and Assurances.  At any time and from
     time, each party agrees, at   its or their expense, to take
     actions and to execute and deliver documents as may    be
     reasonably neccssary to effectuate the purposes of this Agreement.

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     (D)  Waiver.  Any failure of any party to this Agreement to
     comply with any of its   obligations, agreements, or
     conditions hereunder may be waived in writing by the   party
     to whom such compliance is owed.  The failure of any party
     to this   Agreement to enforce at any time any of the
     provisions of this Agreement shall in   no way be construed
     to be a waiver of any such provision of the right of such party thereafter to enforce each and every such provision.
     No waiver of any    breach of or noncompliance with this
     Agreement shall be held to be a waiver of    any other or
     subsequent breach or noncompliance.

     (E)  Assignment.  Neither this Agreement nor any right
     created by it shall be   assignable by either party without
     the prior written consent of the other.

     (F)  Notices.  Any notice or other communication required or
     permitted by this        Agreement must be in writing and
     shall be deemed to be properly given when    delivered in
     person to and officer of the other party, when deposited in
     the United     States mails for transmittal by certified or
     registered mail, postage prepaid, or    when deposited with
     a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the
     communication is    addressed:

    (i)  in the case of the Company:  Ozolutions, Inc.
                                      30 Denver Crescent, Suite 200
                                      Toronto, Ontario, Canada M2J 1G8
                                      Telephone: (416) 490-0254
                                      Telefax: (  )
                                      Attention: Max Weissengruber,
                                      President

    (ii) In the case of Advisor:      Feng Shui Consulting Inc.
                                      268 West 400 South, Suite 300
                                      Salt Lake City, Utah 84101
                                      Telephone:(801) 575-8073
                                      Telefax:  (801) 575-8092
                                  Attention: Bonniejean C. Tippetts

     Or to such other person or address designated in writing by the Company or Advisor to receive notice.

     (G)  Headings. The section and subsection headings in this
     Agreement are inserted for    convenience only and shall not
     affect in any way the meaning or interpretation of this Agreement.

     (H)  Governing Law.  This Agreement was negotiated and is
     being contracted for in Utah,      and shall be governed by
     the laws of the State of Utah, and the United States of America, not withstanding any conflict-of-law provision to the contrary.

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     (I)  Binding Effect.  This Agreement shall be binding upon the
     parties hereto and inure to   the benefit of the parties,
     their respective heirs, administrators, executors, successors, and assigns.

     (J)  Entire Agreement.  This Agreement contains the entire
     agreement between the parties      hereto and supersedes any
     and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this
     Agreement.  No oral      understandings, statements, promises,
     or inducements contrary to the terms of this      Agreement
     exist.  No representations, warranties, covenants, or
     conditions, express or   implied, other than as set forth
     herein, have been made by any party.

     (K) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

     (L)   Counterparts.  A facsimile, telecopy, or other
     reproduction of this Agreement may be   executed
     simultaneously in two or more counterparts, each of which
     shall be deemed     an original, but all of which together
     shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by
     facsimile or   similar instantaneous electronic transmission
     devise pursuant to which the signatures      of or on behalf
     of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for
     all purposes.  At the request of   any party hereto all
     parties agree to execute an original of this Agreement as well
     as   any facsimile, telecopy or other reproduction hereof.

     (M)  Time is of the Essence.  Time is of the essence of this
     Agreement and of each and     every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this date above written.


     The "Company"                   "Advisor"
     Ozolutions, Inc.                Feng Shui Consulting Inc.
     A Delaware Corporation          A Utah Corporation


     By /s/ Max Weisengruber         By: /s/ Bonniejean C. Tippetts
     Name: Max Weisengruber          Name: Bonniejean C. Tippetts
     Title: President                Title: President

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